3RD REQUEST
URGENT PROXY INFORMATION...
PLEASE CAST YOUR VOTE NOW!

Dear Fidelity Advisor Funds Shareholder:
THE SCHEDULED JUNE 14, SHAREHOLDERS' MEETING IS IN DANGER OF BEING ADJOURNED DUE TO LACK OF VOTING PARTICIPATION!

Several weeks ago we mailed you a letter reminding you to vote on these important proposals that affect your funds. To date, we have not received your ballot.
YOUR VOTE IS IMPORTANT!
To facilitate receiving your voted proxy as quickly as possible, we have instructed our independent proxy tabulator, Management Information Services, to forward the enclosed proxy material to you by overnight delivery.
The attached Airborne Express envelope addressed to Management Information Services has been provided to speed the return of your signed proxy. To use the envelope, simply call Airborne Express at 800-247-2676, and Airborne will pick up the envelope at your location. There is no charge for the phone call or the pick-up.
If it is more convenient for you, you may fax your voted proxy to Management Information Services at 617-871-2569. Please be sure to fax both the FRONT AND BACK of your proxy card.
If you have any questions before you vote, please call your investment professional.
Please accept our thanks in advance for your cooperation and prompt attention to this matter.
Sincerely,
Paul J. Hondros
President